Exhibit 10.3

Platform Service Agreement

No.:[ ]

Party A: [customer name]

Address:

Tel:

Party B: Qingmin Digital Science (Qingdao) Technology Service Co., Ltd

Address:

Tel:

Signed on: [Date]

In order to promote the common development of business between Party A and Party B, in accordance with the principles of mutual benefit and equal consultation, and in accordance with the Civil Code of the People's Republic of China and other relevant laws and regulations, Party A and Party B have reached the following agreement through full consultation on the cooperation between the two parties.

Party B operates a service platform , primarily offering vehicle risk assessment services, insurance client follow-up surveys, comprehensive safety evaluations for vehicles, and integrated system services including vehicle inspections and chauffeur services. Through its intelligent service platform, Party B provides the aforementioned insurance-related services to Party A and its designated companies.

Both parties hereby declare that prior to the execution of this Contract, they have had detailed discussions on the contents of the contract terms and have fully and accurately understood the literal and legal meanings of the terms hereof.

I. Service Content

Party B delivers services to Party A and its designated clients, with specific service details as outlined in the attached appendix. Party A shall settle relevant fees with Party B based on the actual usage of service projected by Party A's clients during the agreed period. The service pricing terms are specified in the attached appendix.

II. Validity period and cost of the contract

1. The term of validity of this Contract is:

The term of cooperation is [ ] years, from [ ] to [ ]. During the performance of this Contract, Party B shall have the right to unilaterally terminate this Agreement in writing according to its own business development and the cooperation between the parties, but shall notify Party A five working days in advance.

2. Fees and Invoices:

The billing reconciliation and settlement cycle between Party A and Party B shall be subject to the time agreed by both parties. After the "statement of account" is verified by both parties and stamped, Party A shall pay relevant fees to Party B in time, and Party B shall issue corresponding invoices to Party A in accordance with national regulations.

If Party B delays or refuses to issue the special VAT invoice, or the special VAT invoice issued does not conform to the relevant national laws and regulations, and cannot be authenticated or deducted, Party A shall have the right to delay or refuse to pay the above fees. Both parties shall bear their respective taxes and fees arising from this Agreement.

III. Rights and obligations of both parties

1. Party A shall be responsible for the legality and compliance of the entrusted service items. If Party A's illegal or non-compliant service items cause losses to Party B, Party A shall be fully liable for compensation.

2. Party A shall ensure that the customer information of the entrusted service project has been authorized or approved in writing by relevant departments or regulatory authorities in advance. The customer information obtained by Party B according to this Agreement or relevant annexes shall be deemed to have been legally authorized, and both parties promise not to disclose it to any institution or individual.

3. Party B shall have the obligation to maintain Party A's brand reputation and economic interests, and keep Party A's business secrets.

4. Party B shall provide the service item settlement statement as required by Party A, and cooperate with Party A to complete the cost reconciliation according to the principle of account and reality.

5. Party B shall be obligated to accept and cooperate with Party A's assessment work based on the Service Provider Management Measures or relevant regulations, and make corresponding improvements in accordance with Party A's assessment requirements. The assessment scope includes, but is not limited to, customer complaints, system stability, response efficiency, and other related items. Additionally, Party B may propose optimization and improvement suggestions regarding issues and deficiencies identified during operations.

6. Party B may use Party A's name, trademark, domain name, enterprise logo and text when performing this Agreement, provided that the use is limited to the purpose of implementing the services hereunder and shall ensure that the use does not damage any rights and interests of Party A or be used for any other purposes.

7. The contents of the services provided by Party B to Party A have passed the substantive review of Party A. Party A guarantees that all the contents of the services agreed herein comply with regulatory provisions, and Party A assumes all responsibilities for the authenticity, accuracy and compliance of the contents.

8. All expenses incurred by Party B in the course of performing this Agreement, including but not limited to the introduction of other suppliers, offline service fees paid, rewards, publishing/dissemination, printing, copying, translation, and expenses payable to third parties for the use of channels/platforms, shall be solely borne by Party B and have nothing to do with Party A.

9. Party B shall ensure the normal operation of its service system and relevant network service system, and ensure that the network links provided by Party B can realize its service purpose in real time and effectively. In case of system failure or other force majeure circumstances of Party B, Party B shall promptly announce it in a prominent position on the homepage, notify Party A and solve the problem as soon as possible.

10. To complete the service cooperation project under this Agreement, Party A shall provide Party B with necessary materials for cooperation. Party A shall provide necessary assistance to Party B in completing the relevant work under this Agreement. The scope of such assistance shall be determined by Party A at its discretion based on circumstances, provided that it complies with the purposes of this Agreement.

11. Party A shall be responsible for handling and bearing all matters related to after-sales services for customers through Party B's cooperative channels or technical platform, as well as the complaints, disputes, lawsuits and damages arising therefrom.

IV. Liability for breach of contract

1. Unless otherwise expressly provided in this Agreement, either party shall be deemed to have breached the agreement if it fails to perform its obligations or violates any provisions hereof. The breaching party shall, within three business days after receiving notice from the non-breaching party, rectify the breach and compensate for any resulting losses. Should a breach by either party cause adverse social impact to the non-breaching party, the latter shall have the right to require the breaching party to take necessary measures to mitigate such consequences.

2. If Party B is liable to pay compensation, Party A shall have the right to deduct the corresponding amount from the most recent payment. If the most recent payment is insufficient to offset the compensation, the corresponding amount may be deducted from subsequent payments.

3. If either party breaches this contract or supplementary agreement, causing losses to the other party, the non-breaching party shall have the right to unilaterally terminate the contract and hold the breaching party liable for damages. Any disputes arising from the performance of this agreement shall first be resolved through friendly consultations. If no agreement is reached, the case shall be under the jurisdiction of the People's Court at Party B's location.

V. Confidentiality

1. Information transmission

During the term of this Agreement, both parties shall treat confidential information obtained from the other party regarding this project with utmost care and shall not disclose it to third parties. They must strictly safeguard all client information. Neither party shall collect or use client information in violation of applicable laws, regulations, or contractual agreements. All retained client information shall be processed and maintained in compliance with legal requirements and user agreements.

For the purpose of this Contract, Party A shall entrust Party B to handle Party A's customers' personal information. Party A undertakes and warrants that all personal information provided by Party A to Party B has obtained all necessary consent and authorization.

2. Information disclosure

The party obtaining the confidential information may only use it to fulfill its obligations under this agreement and must ensure that such information is exclusively used by authorized technical personnel. The acquiring party shall implement appropriate protective measures to safeguard the obtained information, and must not use, disseminate, or disclose it without authorization. Unless explicitly permitted in writing by the counterparty, or unless the information has been determined by the owner to no longer qualify as confidential or has become publicly available, the information shall remain strictly confidential during and after the cooperation period.

If either party breaches the confidentiality obligation in violation of the contract, or divulges or discloses the confidential information and customer personal information without authorization, including but not limited to disclosing the information of both parties and customers to third parties and other personnel after the completion of the project services, it shall pay liquidated damages to the non-breaching party.

3. Confidentiality measures

Party A and Party B agree to take corresponding safety measures and abide by and perform the above agreement. Upon mutual consultation, one party may check whether the safety measures taken by the other party comply with the above agreement.

4. The ownership and all relevant intellectual property rights (including but not limited to patents, copyrights, etc.) of the service materials provided by Party B (including but not limited to any sounds, music, images, photos, animations, videos, video software, and applications contained in the software) shall remain with Party B and shall not be altered by any cooperation between the parties. Without Party B's authorization, Party A shall not modify, adapt, disassemble, or reverse-engineer Party B's technologies or programs.

VI. Service change

1. If Party A proposes a change of part of the service items, it shall submit it to Party B in written form. Party B shall, within seven working days, make an estimate of the possible changes such as the revised contract price and service content, and reply to Party A in writing.

2. Upon receiving Party B's response, Party A shall notify Party B in writing within seven working days whether it accepts the response. If Party A accepts the response, both parties may confirm the modification in writing and continue to perform this Agreement in accordance with the modified agreement.

3. If Party B proposes to change part of the technical service management project, it shall make an estimate of the possible changes such as the contract price and service content after the change, and submit it to Party A in written form.

4. Upon receiving Party B's proposed amendments, Party A shall notify Party B in writing within seven working days whether it accepts the proposed changes. If Party A accepts the amendments, both parties may formally confirm the changes in writing and continue performing this Agreement under the amended terms. If Party A disagrees with the proposed amendments, Party B shall fulfill its obligations under the original contract.

VII. Force Majeure

1. In the event that force majeure factors such as typhoons, floods, fires, or earthquakes directly affect the performance of this agreement or prevent its fulfillment as stipulated in the contract, the affected party may be exempted from relevant contractual obligations. However, the affected party shall promptly notify the other party and provide detailed information about the force majeure within fifteen days, along with valid documentation proving the inability to fulfill, partial inability to fulfill, or necessity for delayed performance. Both parties shall negotiate based on the impact of the force majeure on contract performance to determine whether to terminate the contract, partially waive contractual obligations, or extend the performance period.

2. The affected party shall take necessary measures to mitigate the impact of force majeure on the performance of this Agreement to the greatest extent possible. If the affected party fails to take appropriate measures, thereby causing the other party's losses to expand, it shall not claim exemption from liability for the expanded losses; conversely, if the other party's losses are aggravated due to the affected party's failure to take appropriate measures, the affected party shall not seek compensation from the other party.

VIII. Anti-commercial bribery

Neither Party A nor Party B shall solicit, accept, provide or give any improper benefits other than those agreed herein to the other party or its agents or other relevant personnel, including but not limited to off-the-books kickbacks, benefits, cash, securities, shopping cards, physical objects, gifts, meals and entertainment, travel or other non-material benefits.

IX. Effectiveness of Contract

1. This Agreement shall come into force after being signed by both parties. As this business is an innovative business, if any problems and matters not covered herein occur, both parties may sign supplementary agreement, settlement agreement, repayment agreement and other supplementary agreements through negotiation, which shall be regarded as an integral part of the main contract and have the same legal effect as the main contract.

2. This agreement is made in duplicate, with each party holding one copy and both copies having the same legal effect.

The following is not a text. The following is the signature page of the Platform Service Agreement.

Party A: [customer name]

authorized representative ：

Date: [ ]

Party B: Qingmin Digital Science (Qingdao) Technology Service Co., Ltd

authorized representative ：

Date: [ ]

appendix ：

service item	type of service	unit-price
Risk assessment	Non-commercial buses below 9 stories and family cars
Passenger cars, trucks
Models other than the above two situations
Customer needs research project	Online questionnaire survey
Security detection	Non-commercial buses below 9 stories and family cars
Passenger cars, trucks
Models other than the above two situations

service item	Service item type	unit-price
Ride-hailing services	10km chauffeur service (no 10 minutes to wait)
20 km driving service (no 10 minutes to wait)
30km chauffeur service (no 10 minutes to wait)
The main urban area is no more than 50 kilometers of the driving service, not limited to the city City, unlimited time period
Road repair	Road rescue (towing service)
Road rescue (electricity service, tire change)
Road rescue (on-site repair)
Roadside repairs
Disaster relief
Road rescue (Fushun area)
Non-accident road rescue
Car wash service	Regular car wash
Vehicle scrubbing
Vehicle cleaning (Jinan area)
Vehicle maintenance	Brake system maintenance (Qingdao area)
Cooling system maintenance (Qingdao area)
Fuel system maintenance (Qingdao area)
Lubrication system maintenance (Qingdao area)
Tire inspection and maintenance (Qingdao area)
Small scale paint spraying and painting (Qingdao area)
Paint surface repair
Car waxing
Disinfection in the vehicle
Oil maintenance service (Meijia Shell)
Tire valve cleaning
Turbine cleaning
Air conditioning cleaning
Triple cleaning
Triple cleaning (Jinan area)
Clean carbon in cylinder
Carbon cleaning in cylinder (Jinan area)

Security detection	Car glass testing service
four-wheel aligner
Turn to system diagnostic services
In-car environment detection service
Automotive electronic system testing services
Comprehensive vehicle safety inspection service
Vehicle comprehensive safety inspection service (Jinan area)
Turnaround system testing service (Linyi, Jining area)
Integrated security detection services
Braking system test
Whole vehicle electronic system inspection service
Full vehicle tire inspection
Engine inspection
Vehicle chassis inspection
In-car electronic component detection
Car exterior safety inspection
Vehicle transmission, braking and chassis safety detection
Vehicle powertrain safety Test a (semi-synthetic machine oil ）
Vehicle powertrain safety Test B (total synthesis machine oil ）
In-car circulatory system safety detection
Four wheel positioning (Guangzhou area)
Check the four wheel brake disc, brake pads; four wheel tire pressure, air pressure; check the body appearance/hub
B Air conditioning system inspection
Tire dynamic balance and air conditioning system inspection
D brake system safety detection, tire dynamic balance, air conditioning system detection
E brake system safety detection, four-wheel positioning, tire dynamic balance, air conditioning system detection
Other services	Annual review agency
Smart car moving reminder sign
Violation inquiry and payment
Special invoices and other materials were delivered
Special invoices and other materials are delivered (Jinan area)
Act as a vehicle annual review agent
Vehicle transfer service
Listing services
Listing service (Jinan area)
Simplified accessories and electronic equipment
Safe docking 3 days/ times
Safe docking 5 days/ times
Safe docking 7 days/ times